Exhibit 10.108

EXECUTION VERSION

OMNIBUS AMENDMENT AGREEMENT

This OMNIBUS AMENDMENT AGREEMENT is made and entered into as of November 24, 2004 (this “Agreement”) by and among Equinix, Inc., a Delaware corporation (“Parent”), the subsidiaries of Parent that are Guarantors of Parent’s obligations under the Securities Purchase Agreement referred to below, each of the holders of the Notes issued pursuant to such Securities Purchase Agreement (the “Noteholders”) and iSTT Investments Pte Ltd., a company organized under the laws of the Republic of Singapore, as collateral agent under the Junior Pledge and Security Agreement referred to below (the “Collateral Agent”), and amends such Securities Purchase Agreement (such Agreement, the “Purchase Agreement”). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement without definition have the respective meanings given to them in the Purchase Agreement.

WHEREAS, on December 31, 2002, Parent issued and sold to the A-1 Purchasers A-1 Notes in the aggregate principal amount of $30,000,000 and Preferred Warrants, Cash Trigger Warrants and Change in Control Warrants;

WHEREAS, on June 5, 2003, Parent issued and sold to the A-2 Purchasers A-2 Notes in the aggregate principal amount of $10,000,000 and Common Warrants, New Cash Trigger Warrants and Change in Control Warrants;

WHEREAS, all indebtedness under the A-2 Notes has been converted into Common Stock pursuant to the Purchase Agreement;

WHEREAS, Parent, the Noteholders and the Collateral Agent desire to secure the payment of the A-1 Notes with collateral in an amount sufficient to fully pay and satisfy, when and as the same become due, all indebtedness of Parent under the A-1 Notes (such collateral to be held in account number 449-OH560-12-025 with Salomon Smith Barney Inc. (the “Pledged Account”), under and subject to the terms of a Control Agreement (the “Control Agreement”) in the form attached hereto as Exhibit A), to provide for the release of all other collateral presently held by the Collateral Agent under the Master Pledge and Security Agreement dated as of December 31, 2002 between Parent, the Guarantors and the Collateral Agent (the “Junior Pledge and Security Agreement”), and to make certain other agreements, in connection therewith;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants in this Agreement, the Parties, intending to be legally bound, agree as follows:

1. Definitions. As used herein, the following terms shall have respective meanings set forth below:

“Cash” means all money, currency or a credit balance credited in any Deposit Account or Securities Account.

“Cash Equivalents” means (i) direct sovereign obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America), or obligations, the timely payment of principal and interest of which is fully guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) interest-bearing demand or time deposits (including certificates of deposit) which are held in banks which have general obligations rated at least AA or equivalent by S&P or Moody’s; (iii) commercial paper rated (on the date of acquisition thereof) at least A-1 or P-1 or equivalent by S&P or Moody’s, respectively; (iv) money market funds, so long as such funds are rated Aaa by Moody’s and AAA by S&P; (v) floating rate securities whereby the interest rates is indexed to a money market index including Treasury bills, LIBOR, Prime Rate or Federal Funds and which have a rating of AAA by S&P; (vi) bonds and medium term notes, provided such investments have a minimum rating of AA or better by S&P; (vii) bankers acceptances, provided such investments have a minimum rating of AA or better by S&P; (viii) municipal obligations, so long as such funds are rated Aaa by Moody’s and AAA by S&P; or (ix) any advances, loans or extensions of credit or any stock, bonds, notes, debentures or other securities as the Collateral Agent may from time to time approve in its sole discretion.

“Deposit Account” has the meaning assigned to it in the Uniform Commercial Code as in effect from time to time in the State of New York.

“Effective Time” means the time when all conditions to the effectiveness of this Agreement set forth in Section 4 hereof have been satisfied.

“Securities Account” has the meaning assigned to it in the Uniform Commercial Code as in effect from time to time in the State of New York.

2. Amendments to Purchase Agreement. Conditional upon the occurrence of the Effective Time, the Purchase Agreement is amended as follows:

(a) Section 5 is amended in its entirety to reads as follows:

“5. “Affirmative Covenants. Parent and each Existing Guarantor, jointly and severally, covenant and agree that so long as the Notes are outstanding, Parent and each Existing Guarantor shall, and shall cause each of its Restricted Subsidiaries to, perform all covenants set forth in this Section 5.

5.1 [Reserved]

5.2 Certificate Upon Event of Default. Promptly upon any officer of Parent obtaining knowledge (a) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Parent with respect thereto; or (b) that any Person has given any notice to Parent or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8(a)(iii), a certificate of an executive officer of Parent specifying the nature and period of existence of such condition or event, or specifying the notice given and action taken by any such Person and the nature of any such claimed Event of Default,

Default, event or condition, and what action Parent has taken, is taking and proposes to take with respect thereto.

5.3 Notice of Adverse Proceeding. Promptly upon any officer of Parent obtaining knowledge of the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Parent to the Holders, or any material development in any Adverse Proceeding that, if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or any of the other Financing Documents, written notice thereof together with such other information as may be reasonably available to Parent to enable the Holders and their counsel to evaluate such matters.

5.4 Further Assurances. At any time or from time to time upon the request of Requisite Holders, Parent and any Guarantor shall, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Requisite Holders or the Collateral Agent may reasonably request in order to effect fully the purposes of the Financing Documents, including without limitation the Control Agreement for Deposit Accounts and/or Securities Accounts.

5.5 Tax Treatment.

(a) Parent and each Guarantor shall use their best efforts to ensure that any aspect of the Combination is not treated as a tax-free reorganization under the Internal Revenue Code.

(b) For purposes of determining the extent to which gain may be recognized pursuant to Section 897 of the Internal Revenue Code, the Parties agree to treat the conversion of Notes to Conversion Preferred Stock or Common Stock, as the case may be, pursuant to Sections 9.4 and 9.5 as an event in which no gain or loss is realized for United States federal income tax purposes, unless there is a change in Law affecting such treatment that becomes effective after the date of this Agreement. Notwithstanding the foregoing, to the extent any Conversion Preferred Stock or Common Stock is issued with respect to any accrued and unpaid interest (including PIK Notes) on a Note upon the conversion, the amount equal to such accrued and unpaid interest (including PIK Notes) shall constitute interest income to the Holder of such Note, unless such Holder previously included such amount as income.

5.6 Collateral Obligations. Parent shall cause each Guarantor to fulfill its obligations under the A-1 Security Documents and any amendment thereof.”

(b) Section 6 is amended in its entirety to read as follows:

“6. Negative Covenants. Parent and the Guarantors, jointly and severally, covenant and agree that, so long as any Notes are outstanding Parent and each Guarantor shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 6.

6.1 Cash Covenant. Parent shall not permit aggregate Cash and Cash Equivalents of Parent and its Subsidiaries to be less than the “Applicable Amount” set forth on Attachment 1 hereto for the corresponding “Applicable Period” in such Attachment 1 (which “Applicable Amounts” shall be adjusted from time to time in the manner set forth in Attachment 1). Such Cash and Cash Equivalents in such amounts shall at all times be held in Deposit Accounts or Securities Accounts for which Control Agreements are in effect (the terms “Cash”, “Cash Equivalents”, “Control Agreements” and “Securities Account” being used herein as defined in the Junior Pledge and Security Agreement, dated as of December 31, 2002, between each of the Parent and the other “Grantors” named therein and iSTT Investments Pte Ltd, as Collateral Agent, as amended by that certain Omnibus Amendment Agreement, dated as of November 24, 2004).”

6.2 Usury Laws. To the extent permitted by law, neither Parent nor the Guarantors shall seek to avoid, limit or otherwise fail to discharge any of the Financing Obligations under any applicable usury or similar laws.

6.3 Tax Treatment. Neither Parent nor the Guarantors shall take any action that would cause or would be likely to cause the Combination to be treated as a tax-free reorganization under the Internal Revenue Code.”

3. Amendments to Junior Pledge and Security Agreement. Conditional upon the occurrence of the Effective Time, the Junior Pledge and Security Agreement is amended as follows.

(a) Section 1.1 is amended by adding thereto, in the appropriate alphabetical order, the following new definitions:

“Cash” means all money, currency or a credit balance credited in any Securities Account.

“Cash Equivalents” means (i) direct sovereign obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America), or obligations, the timely payment of principal and interest of which is fully guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) interest-bearing demand or time deposits (including certificates of deposit) which are held in banks which have general obligations rated at least AA or equivalent by S&P or Moody’s; (iii) commercial paper rated (on the date of acquisition thereof) at least A-1 or P-1 or equivalent by S&P or Moody’s, respectively; (iv) money market funds, so long as such funds are rated Aaa by Moody’s and AAA by S&P; (v) floating rate securities whereby the interest rates is indexed to a money market index including Treasury bills, LIBOR, Prime Rate or Federal Funds and which have a rating of AAA by S&P; (vi) bonds and medium term notes, provided such investments have a minimum rating of AA or better by S&P; (vii) bankers acceptances, provided such investments have a minimum rating of AA or better by S&P; (viii) municipal obligations, so long as such funds are rated Aaa by Moody’s and AAA by S&P; or (ix) any advances, loans or extensions of credit or any stock, bonds, notes, debentures or other securities as the Collateral Agent may from time to time approve in its sole discretion.

“Control Agreements” means (i) the Control Agreement attached as Exhibit A to the Omnibus Amendment Agreement dated as of November 24, 2004 by and among the Parent, the Guarantors, the Noteholders, the Collateral Agent, and Salomon Smith Barney Inc., and (ii) any other agreements substantially in the form of said Control Agreement, or in form and substance satisfactory to the Collateral Agent, entered into to replace or supplement the agreement referred to in the foregoing item (i), meeting the requirements set forth in the fifth sentence of Section 3.4(c) hereof, in each case as amended or supplemented from time to time.”

“Securities Account” means “securities account” as defined in the UCC.

(b) Section 1.3 is amended in its entirety to read as follows:

“1.3 Grant of Security. Each Grantor hereby grants to the Collateral Agent a security interest and continuing lien on all of such Grantor’s right title and interest in, to and under the following personal property of such Grantor in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”): (a) all Securities Accounts and

Deposit Accounts with respect to which Control Agreements have been executed and delivered to the Collateral Agent, (b) all Cash, Cash Equivalents, securities, securities entitlements, investments and other financial assets, investment property or other property from time to time credited thereto, (c) all proceeds thereof, (d) all distributions in connection therewith and (e) all income received thereon.”

(c) All provisions of the Junior Pledge and Security Agreement that relate solely to (i) the Intercreditor Agreement or (ii) properties, assets or interests that do not constitute Collateral thereunder, shall be deemed deleted.

4. Release of Guarantors. Noteholders and Collateral Agent each agree that (a) each Guarantor is hereby released from all of its obligations under any Guaranty and (b) each such Guaranty is hereby terminated and of no further force and effect.

5. Conditions to Effectiveness. The effectiveness of the amendments to the Purchase Agreement set forth in Section 2 above, the effectiveness of the amendments to the Junior Pledge and Security Agreement set forth in Section 3 above and the release of the Guarantors set forth in Section 4 above shall be conditional upon the satisfaction of each of the following conditions (the time upon which all such conditions have been satisfied being hereinafter referred to as the “Effective Time”):

(a) Parent, the Collateral Agent and Salomon Smith Barney Inc. shall have executed and delivered to each other counterparts of the Control Agreement.

(b) There shall be on deposit in the Pledged Account Cash or Cash Equivalents in the aggregate amount of at least $38,466,350.

(c) The Collateral Agent shall have executed and delivered to Parent such documents (including termination statements under the Uniform Commercial Code), as are necessary to fully confirm, perfect and complete of record the termination of the liens and security interests of Collateral Agent in all of the items of properties, assets and interests that will no longer constitute Collateral under the Junior Pledge and Security Agreement upon the effectiveness of the amendments set forth in Section 3 hereof, and shall have returned to Parent or the appropriate Guarantor all securities and other collateral in the possession of the Collateral Agent.

6. Confirmation of Agreements. Except as expressly amended herein, the Purchase Agreement and the Junior Pledge and Security Agreement shall remain in full force and effect in accordance with their terms.

7. Cancellation of Certain Warrants. The Parties acknowledge that the Expiration Date under the Cash Trigger Warrants has occurred and such Warrants are terminated and are of no further force or effect.

8. Further Actions. The Collateral Agent shall, and each of the Noteholders authorizes and directs the Collateral Agent to, at no expense to the Collateral Agent or the Noteholders, take such actions as may be reasonably requested by Parent (i) to reflect the termination of all liens and security interests on properties, assets or interests of Parent or any of its Subsidiaries that will not, from and after the Effective Time, constitute Collateral, including the filing of Uniform Commercial Code termination statements and the return to Parent or the appropriate Guarantor of all securities and other possessory collateral held by the Collateral Agent and not constituting Collateral from and after the Effective Time, (ii) to evidence the termination of each Guaranty and the release of each Guarantor from its obligations thereunder or (iii) otherwise to give effect to the agreements made herein.

9. Counterparts. This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

10. Amendment, Waiver, etc. Neither this Agreement nor any of the terms hereof may be amended, waived or terminated unless such amendment, waiver or termination is in writing signed by Parent, the Collateral Agent and the Requisite Holders.

11. Governing Law. This Agreement shall be governed by and enforced in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

12. Representations and Warranties of the Parties. Each of the Parties represents and warrants to one another that this Agreement has been duly authorized, executed and delivered and is the legal, valid, binding and enforceable obligation of each such Party and that such execution, delivery and performance by such Party does not violate any law, rule, regulation, order, contract, agreement or arrangement applicable to such Party.

13. Expenses. Parent shall promptly reimburse the Collateral Agent for all reasonable fees, costs and expenses incurred by it in connection with the negotiation, execution, delivery and performance of this Agreement, including but not limited to the Control Agreement(s), the aggregate amount of which is estimated by Collateral Agent to be approximately $35,000.

14. Termination. Collateral Agent shall be entitled to terminate this Agreement if the Effective Time does not occur by December 31, 2004 (unless the delay is caused by the failure or refusal of Collateral Agent to satisfy the condition set forth in Section 5(c)). Upon such termination, all rights and obligations of the Parties shall become null and void, except that Section 12 shall survive any termination of this Agreement and each Party shall remain liable for any breach by it of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

Parent:	EQUINIX, INC.

	By:	/s/ PETER VAN CAMP
		Name:	Peter Van Camp
		Title:	CEO

EQUINIX OPERATING CO., INC.

	By:	/s/ PETER VAN CAMP
		Name:	Peter Van Camp
		Title:	CEO

EQUINIX EUROPE, INC.

	By:	/s/ PETER VAN CAMP
		Name:	Peter Van Camp
		Title:	CEO

EQUINIX-DC, INC.

	By:	/s/ PETER VAN CAMP
		Name:	Peter Van Camp
		Title:	CEO

EQUINIX CAYMAN ISLANDS HOLDINGS

	By:	/s/ PETER VAN CAMP
		Name:	Peter Van Camp
		Title:	CEO

EQUINIX DUTCH HOLDINGS N.V.

By:	/s/ PETER VAN CAMP
	Name:	Peter Van Camp
	Title:	CEO

EQUINIX NETHERLANDS B.V.

By:	/s/ PETER VAN CAMP
	Name:	Peter Van Camp
	Title:	CEO

EQUINIX FRANCE SARL

By:	/s/ PETER VAN CAMP
	Name:	Peter Van Camp
	Title:	CEO

EQUINIX GERMANY GMBH

By:	/s/ PETER VAN CAMP
	Name:	Peter Van Camp
	Title:	CEO

EQUINIX UK LIMITED

By:	/s/ PETER VAN CAMP
	Name:	Peter Van Camp
	Title:	CEO

PIHANA PACIFIC, INC.

	By:	/s/ PETER VAN CAMP
		Name:	Peter Van Camp
		Title:	CEO

PIHANA PACIFIC BUSINESS RECOVERY, INC.

	By:	/s/ PETER VAN CAMP
		Name:	Peter Van Camp
		Title:	CEO

Collateral Agent:	iSTT INVESTMENT PTE LTD,
as Collateral Agent

	By:	/s/ JEAN MANDEVILLE
		Name:	Jean Mandeville
		Title:	Chief Financial Officer

Noteholder:	iSTT INVESTMENT PTE LTD,
as Noteholder

	By:	/s/ JEAN MANDEVILLE
		Name:	Jean Mandeville
		Title:	Chief Financial Officer